EXHIBIT 10.9

PARKER DRILLING COMPANY
RESTRICTED STOCK UNIT INCENTIVE AGREEMENT
THIS RESTRICTED STOCK UNIT INCENTIVE AGREEMENT (this “Agreement”) is made and entered into by and between Parker Drilling Company, a Delaware corporation (the “Company”), and XXXXXXXXX, an individual (“Grantee”), as of the XX day of XXXX, 2016 (the “Grant Date”), subject to the terms and conditions of the Parker Drilling Company 2010 Long-Term Incentive Plan, as Amended and Restated, as it may be further amended from time to time thereafter (the “Plan”). The Plan is hereby incorporated herein in its entirety by this reference. Capitalized terms not otherwise defined in this Agreement shall have the meaning given to such terms in the Plan.
WHEREAS, Grantee is an employee of a Company subsidiary (the “Employer”) holding the position of XXXXXXXXX, and in connection therewith, the Company desires to grant Restricted Stock Units to Grantee, subject to the terms and conditions of this Agreement and the Plan, with a view to increasing Grantee’s interest in the Company’s success and growth; and
WHEREAS, Grantee desires to be the holder of Restricted Stock Units subject to the terms and conditions of this Agreement and the Plan;
NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Grant of Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to Grantee XXXXXXXX Restricted Stock Units (the “Units”). Subject to Section 3 hereof, each Unit shall initially represent one share of the Company’s Common Stock (“Share”). Each Unit represents an unsecured promise of the Company to deliver one Share to the Grantee pursuant to the terms and conditions of the Plan and this Agreement. As a holder of Units, the Grantee has the rights of a general unsecured creditor of the Company until the Units are converted to Shares upon vesting and transferred to Grantee, as set forth herein.
2. Transfer Restrictions. Grantee shall not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of (collectively, “Transfer”) any Units granted hereunder. Any purported Transfer of Units in breach of this Agreement shall be void and ineffective, and shall not operate to Transfer any interest or title in the purported transferee.
3. Vesting and Settlement of Units.
(a) Vesting Dates. Grantee’s interest in the Units granted hereunder shall vest with respect to one-third of the Units on the first anniversary of the Grant Date and an additional one-third of the Units on each of the second and third anniversaries of the Grant Date (each anniversary, a “Vesting Date”), provided that the Grantee is still an Employee and has continuously been an

Employee from the Grant Date through the applicable Vesting Date, except as provided in Section 4 hereof.
(b) Settlement of Units. Except with respect to Units that become vested by reason of Section 4(c), within sixty (60) days after any Units become vested, the Company shall transfer to Grantee the number of Shares for the vested Units and such Units shall expire when exchanged for such Shares. Units that become vested during a calendar year by reason of Section 4(c) shall be settled within sixty (60) days of the earlier of the close of such calendar year or termination of the Grantee’s Employment. All Shares delivered to or on behalf of Grantee in exchange for vested Units shall be subject to any further transfer or other restrictions as may be required by securities law or other applicable law as determined by the Company.
(c) Dividends and Splits. If the Company (i) declares a stock dividend or makes a distribution on its Shares, (ii) subdivides or reclassifies outstanding Shares into a greater number of Shares, or (iii) combines or reclassifies outstanding Shares into a smaller number of Shares, then the number of Units granted under this Agreement shall be proportionately increased or reduced, as applicable, so as to prevent the enlargement or dilution of Grantee’s rights and duties hereunder. The determination of the Committee regarding such adjustments shall be binding.
4. Termination of Employment. If Grantee’s employment is voluntarily or involuntarily terminated by the Employer or Grantee, then Grantee shall immediately forfeit the outstanding Units that are not already vested as of such date, except as provided below in this Section 4. Upon the forfeiture of any Units hereunder, the Grantee shall cease to have any rights in connection with such Units as of the date of forfeiture.
(a) Termination of Employment. Except as provided in Section 4(c) and Section 4(e), if the Grantee’s Employment is terminated for any reason other than due to death, Disability, or Involuntary Termination Without Cause, any non-vested Units at the time of such termination shall automatically expire and terminate and no vesting shall occur after the termination of Employment date. In such event, the Grantee will receive no payment for unvested Units.
(b) Involuntary Termination Without Cause. Except as provided in Section 4(e), in the event of the Grantee’s Involuntary Termination Without Cause (as defined below), all of the restrictions and any other conditions for all Units then outstanding shall be fully satisfied on a Pro Rata Basis (as defined by the Plan), and thus only that portion of the outstanding Units shall become free of all restrictions and vested, and any remaining unvested Units shall be forfeited. For purposes of this Agreement, “Involuntary Termination Without Cause” means the Employment of Grantee is involuntarily terminated by the Company (or by any successor to the Company) for any reason, including, without limitation, as the result of a Change in Control, except due to death, Disability, Retirement or Cause; provided, that in the event of a dispute regarding whether Employment was terminated voluntarily or involuntarily, or with or without Cause, such dispute will be resolved by the Committee, in good faith, in the exercise of its discretion.
(c) Retirement. Except as provided in Section 4(e), upon the Grantee’s satisfaction of the eligibility requirements for Retirement (as defined in the Plan), all of the restrictions and any other conditions for all Units then Outstanding shall be fully satisfied on a Pro Rata Basis, and thus only that portion of the outstanding Units shall become free of all restrictions and vested; and any remaining outstanding Units shall continue to vest in a like manner each month until the earlier of the next Vesting Date or termination of Grantee’s Employment. Any non-vested Units at the time of such termination shall automatically expire and terminate and no vesting shall occur after the termination of Employment date. In such event, the Grantee will receive no payment for unvested Units.
(d) Disability or Death. Upon termination of Grantee’s Employment as the result of Grantee’s Disability (as defined below) or death, then all of the outstanding Units shall become 100% vested and free of all restrictions on such date. For purposes of this Agreement, “Disability” means (i) a disability that entitles the Grantee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan or (ii) a disability whereby the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
(e) Change in Control. If there is a Change in Control of the Company (as defined in the Plan), then in the event of the Grantee’s Involuntary Termination Without Cause within two (2) years following the effective date of the Change in Control, all the outstanding Units shall automatically become 100% vested and free of all restrictions on the Grantee’s termination of Employment date.
5. Detrimental Conduct. In the event that the Committee should determine, in its sole and absolute discretion, that, during Employment or within two (2) years following Employment termination for any reason, the Grantee engaged in Detrimental Conduct (as defined below), the Committee may, in its sole and absolute discretion, if Shares have previously been transferred to the Grantee under this Agreement, direct the Company to send a notice of recapture (a “Recapture Notice”) to such Grantee. Within ten (10) days after receiving a Recapture Notice from the Company, the Grantee will deliver to the Company either (i) the actual number of Shares that were transferred to the Grantee upon vesting of Units or (ii) a cash equivalent payment in an amount equal to the Fair Market Value of such Shares at the time when transferred to the Grantee, unless the Recapture Notice demands repayment of a lesser sum. All repayments hereunder shall be net of the taxes that were withheld by the Company when the Shares were originally transferred to Grantee following vesting of the Incentive Award. For purposes of this Agreement, a Grantee has committed “Detrimental Conduct” if the Grantee (a) violated a confidentiality, non-solicitation, non-competition or similar restrictive covenant between the Company or one of its Affiliates and such Grantee, including violation of a Company policy relating to such matters, or (b) engaged in willful fraud that causes harm to the Company or one of its Affiliates or that is intended to manipulate the performance results of any Incentive Award, including, without limitation, any material breach of fiduciary duty, embezzlement or similar conduct that results in a restatement of the Company’s financial statements.
6. Grantee’s Representations. Notwithstanding any provision hereof to the contrary, the Grantee hereby agrees and represents that Grantee will not acquire any Shares, and that the Company will not be obligated to issue any Shares to the Grantee hereunder, if the issuance of such Shares constitutes a violation by the Grantee or the Company of any law or regulation of any governmental authority. Any determination in this regard that is made by the Committee, in good faith, shall be final and binding. The rights and obligations of the Company and the Grantee are subject to all applicable laws and regulations.
7. Tax Withholding. To the extent that the receipt of Shares hereunder results in compensation income to Grantee for federal, state, local, or hypothetical income tax purposes, Grantee shall deliver to Company at such time the sum that the Company requires to meet its tax withholding obligations under applicable law or regulation, and, if Grantee fails to do so, Company is authorized to (a) withhold from any cash or other remuneration (including any Shares), then or thereafter payable to Grantee, any tax required to be withheld; or (b) sell such number of Shares as is appropriate to satisfy such tax withholding requirements before transferring the resulting net number of Shares to Grantee in satisfaction of its obligations under this Agreement.
8. Independent Legal and Tax Advice. The Grantee acknowledges that (a) the Company is not providing any legal or tax advice to Grantee and (b) the Company has advised the Grantee to obtain independent legal and tax advice regarding this Agreement and any payment hereunder.
9. No Rights in Shares. The Grantee shall have no rights as a stockholder in respect of any Shares, unless and until the Grantee becomes the record holder of such Shares on the Company’s records.
10. Conflicts with Plan, Correction of Errors, and Grantee’s Consent. In the event that any provision of this Agreement conflicts in any way with a provision of the Plan, such provisions shall be reconciled, or such discrepancy shall be resolved, by the Committee in the exercise of its discretion. In the event that, due to administrative error, this Agreement does not accurately reflect the Units properly granted to the Grantee, the Committee reserves the right to cancel any erroneous document and, if appropriate, to replace the cancelled document with a corrected document. All determinations and computations under this Agreement shall be made by the Committee (or its authorized delegate) in its discretion as exercised in good faith.
The award of Units is intended to comply with or be exempt from Section 409A of the Internal Revenue Code and any ambiguous provisions hereof shall be interpreted accordingly. Accordingly, Grantee consents to such amendment of this Agreement as the Committee may reasonably make in furtherance of such intention, and the Company shall promptly provide, or make available, to Grantee a copy of any such amendment.

11. Miscellaneous.
(a) No Fractional Shares. All provisions of this Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional Share, such fractional Share shall be rounded down to the next whole Share if it is less than 0.5 and rounded up to the next whole Share if it is 0.5 or more.
(b) Transferability of Units. The Units are transferable only to the extent permitted under the Plan at the time of transfer (i) by will or by the laws of descent and distribution, or (ii) by a domestic relations order in such form as is acceptable to the Company. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of the Grantee or any permitted transferee thereof.
(c) Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create any Employment relationship between Grantee and the Company for any time period. The Employment of Grantee with the Employer shall be subject to termination to the same extent as if this Agreement did not exist.
(d) Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal in-hand delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at its then current main corporate address, and to Grantee at the address indicated on the Company’s records, or at such other address and number as a party has last previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by courier or delivery service, or sent by certified or registered mail, return receipt requested.
(e) Amendment, Termination and Waiver. This Agreement may be amended, modified, terminated or superseded only by written instrument executed by or on behalf of the Grantee and the Company (by action of the Committee or its delegate). Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Grantee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition herein, or the breach thereof, in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.
(f) No Guarantee of Tax or Other Consequences. The Company makes no commitment or guarantee that any tax treatment will apply or be available to the Grantee or any other person.

The Grantee has been advised, and provided with ample opportunity, to obtain independent legal and tax advice regarding this Agreement.
(g) Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions, except as preempted by controlling federal law. The invalidity of any provision of this Agreement shall not affect any other provision hereof or of the Plan, which shall remain in full force and effect.
(h) Successors and Assigns. This Agreement shall bind, be enforceable by, and inure to the benefit of, the Company and Grantee and any permitted successors and assigns under the Plan.
IN WITNESS WHEREOF, this Agreement is hereby approved and executed as of the date first written above.
Parker Drilling Company

By:
Name:
Title:

Grantee

Signature

Print Name

Grantee’s Address for Notices: